PRICING SUPPLEMENT NO. 96-12 Dated December 2, 1996     Rule 424(b)(2)
To Prospectus Supplement Dated August 22, 1996       File No. 33-64357




                        BENEFICIAL CORPORATION

                     Medium-Term Notes, Series H
                          (Book Entry Notes)


The Price to Public of these Medium-Term Notes, Series H, is 100% (as a percentage of Principal Amount).



                                                      Interest Rate
         Range of Note Maturities                       Per Annum

         From 9 months to less than 12 months......         -

         From 12 months to less than 18 months.....         -

         From 18 months to less than 2 years.......         -

         From 2 years to less than 3 years.........         -

         From 3 years to less than 4 years.........         -

         From 4 years to less than 5 years.........         -

         From 5 years to less than 6 years.........        6.27%

         From 6 years to less than 7 years.........        6.35%

         From 7 years to less than 8 years.........         -

         From 8 years to less than 9 years.........         -

         From 9 years to less than 10 years........         -

         From 10 years to less than 12 years.......         -

         From 12 years to less than 15 years.......         -

         From 15 years to less than 20 years.......         -

         From 20 years to less than 30 years.......         -

         More than 30 years........................         -